SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2007

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400
(The Registrant’s telephone number)
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e): Compensatory Arrangements of Certain Officers
     On January 4, 2007, the Compensation Committee of the Board of Directors of Covad Communications Group, Inc. (the “Company”) approved the Company’s 2007 Executive Short Term Incentive Plan (the “Plan”). A copy of the Plan is attached as an exhibit to this report. Under the Plan, the Company’s Senior Vice Presidents, Executive Vice Presidents and Chief Executive Officer, some of whom are executive officers, are eligible for semi-annual and annual cash bonuses; provided that officers that participate in a separate commission or other incentive plan are not eligible to receive compensation under the Plan. The individual executive officers’ bonus opportunity amounts will be established by the Compensation Committee at a later date and these amounts are expected to vary among the different participants.
     Pursuant to the Plan, the amount of the semi-annual and annual bonuses depends on whether the Company achieves financial targets for adjusted EBITDA (75% weighting) and revenue (25% weighting), which metrics are based on the targets that are set forth in the Company’s annual budget, as approved by the Board of Directors. Each participant is eligible to receive up to 40% of their bonus opportunity amount based on the Company’s financial results for the period from January 1, 2007 to June 30, 2007; in each case payment is contingent on achieving 90% of the applicable target, with the actual percentage of the applicable target achieved being paid (up to a maximum of 100% if the Company meets or exceeds such target). At the end of the fiscal year, the Company will calculate performance in total for the plan year and determine each participant’s annual bonus amount, less any amount paid based on the Company’s performance during the first half of the year. In each case payment is contingent on achieving 90% of the applicable target, with 80% of the maximum amount for that portion of the bonus being paid if we achieve at least 90% but less than 99% of the applicable target, 100% paid if we achieve at least 99% but less than 105% of the applicable target, and 110% paid if we meet or exceed 105% of the applicable target.
     The Company reserves the right to withdraw, amend, add to and terminate the Plan, or any portion of it, in its sole discretion at any time, including but not limited to changing or eliminating the amounts of compensation set forth in the Plan to the fullest extent permitted by law.
     A copy of the Plan is attached as Exhibit 10.1.
ITEM 9.01: Financial Statements and Exhibits
     (c) Exhibits
     10.1 Covad Communications 2007 Executive Short Term Incentive Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 9, 2007

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Covad Communications 2007 Executive Short Term Incentive Plan